================================================================================

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                     among

                            SM ACQUISITION COMPANY,

                            J/B ACQUISITION COMPANY,

                           WHEELS SPORTS GROUP, INC.,

                            SYNERGY MARKETING, INC.

                                      and

                              J/B PRESS PASS, INC.

                          Dated as of October 3, 1997

================================================================================

                  MERGER AGREEMENT AND PLAN OR REORGANIZATION

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I                                                                      1
       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II                                                                     4
              2.1    The Mergers  . . . . . . . . . . . . . . . . . . . . .    4
              2.2    Effect of the Mergers  . . . . . . . . . . . . . . . .    4
              2.3    Consummation of the Mergers  . . . . . . . . . . . . .    5
              2.4    Articles of Incorporation; By-Laws; Directors
                     and Officers   . . . . . . . . . . . . . . . . . . . .    5
              2.5    Conversion of Securities   . . . . . . . . . . . . . .    6
              2.6    Mergers Consideration  . . . . . . . . . . . . . . . .    7
              2.7    No Adjustments   . . . . . . . . . . . . . . . . . . .    7
              2.8    Fees   . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE III                                                                    8
       REPRESENTATIONS AND WARRANTIES OF TARGETS  . . . . . . . . . . . . .    8
              3.1    Organization and Qualification of the Targets;
                     No Other Business  . . . . . . . . . . . . . . . . . .    8
              3.2    Organization and Qualification of the Partnership  . .    9
              3.3    Authorization  . . . . . . . . . . . . . . . . . . . .    9
              3.4    No Conflicting Agreements  . . . . . . . . . . . . . .   10
              3.5    Compliance with Applicable Law   . . . . . . . . . . .   10
              3.6    Material Misstatements or Omissions  . . . . . . . . .   10
              3.7    Consents and Approvals   . . . . . . . . . . . . . . .   10
              3.8    Subsidiaries   . . . . . . . . . . . . . . . . . . . .   11
              3.9    Litigation   . . . . . . . . . . . . . . . . . . . . .   11
              3.10   Brokers  . . . . . . . . . . . . . . . . . . . . . . .   11
              3.11   Ownership  . . . . . . . . . . . . . . . . . . . . . .   11
              3.12   License Agreements   . . . . . . . . . . . . . . . . .   12
              3.13   Intellectual Property  . . . . . . . . . . . . . . . .   12
              3.14   Significant Customers  . . . . . . . . . . . . . . . .   12
              3.15   Contracts  . . . . . . . . . . . . . . . . . . . . . .   13
              3.16   Compliance with Environmental Laws   . . . . . . . . .   13
              3.17   Financial Statements   . . . . . . . . . . . . . . . .   13
              3.18   Absence of Undisclosed or Contingent
                     Liabilities  . . . . . . . . . . . . . . . . . . . . .   14
              3.19   No Material Adverse Changes  . . . . . . . . . . . . .   14
              3.20   Absence of Developments  . . . . . . . . . . . . . . .   14
              3.21   Title to Properties  . . . . . . . . . . . . . . . . .   15
              3.22   Tax Matters  . . . . . . . . . . . . . . . . . . . . .   16
              3.23   Tax Notices  . . . . . . . . . . . . . . . . . . . . .   17
              3.24   Employees  . . . . . . . . . . . . . . . . . . . . . .   18
              3.25   Employee Benefit Plans   . . . . . . . . . . . . . . .   18
              3.26   Gifts  . . . . . . . . . . . . . . . . . . . . . . . .   19
              3.27   Employee Health and Safety   . . . . . . . . . . . . .   19
              3.28   Representations Concerning the Share
                     Consideration  . . . . . . . . . . . . . . . . . . . .   20

                                                                            Page
                                                                            ----
              3.29   Representations as to Knowledge  . . . . . . . . . . . . 21

ARTICLE IV                                                                    21
       REPRESENTATIONS AND WARRANTIES OF ACQUIRORS AND PARENT   . . . . . .   21
              4.1    Organization and Qualification of the
                     Acquirors and the Parent   . . . . . . . . . . . . . .   21
              4.2    Authorization  . . . . . . . . . . . . . . . . . . . .   22
              4.3    No Conflicting Agreements  . . . . . . . . . . . . . .   22
              4.4    Compliance with Applicable Law   . . . . . . . . . . .   22
              4.5    Material Misstatements or Omissions  . . . . . . . . .   22
              4.6    Consents and Approvals   . . . . . . . . . . . . . . .   23
              4.7    Subsidiaries   . . . . . . . . . . . . . . . . . . . .   23
              4.8    Litigation   . . . . . . . . . . . . . . . . . . . . .   23
              4.9    Brokers  . . . . . . . . . . . . . . . . . . . . . . .   23
              4.10   Financial Statements and Periodic Reports  . . . . . .   24
              4.11   Absence of Undisclosed or Contingent
                     Liabilities  . . . . . . . . . . . . . . . . . . . . .   24
              4.12   No Material Adverse Changes  . . . . . . . . . . . . .   25
              4.13   Absence of Developments  . . . . . . . . . . . . . . .   25
              4.14   Tax Matters  . . . . . . . . . . . . . . . . . . . . .   25
              4.15   Tax Notices  . . . . . . . . . . . . . . . . . . . . .   28
              4.16   Employees  . . . . . . . . . . . . . . . . . . . . . .   28
              4.17   Employee Benefit Plans   . . . . . . . . . . . . . . .   29
              4.18   Gifts  . . . . . . . . . . . . . . . . . . . . . . . .   30
              4.19   Employee Health and Safety   . . . . . . . . . . . . .   30
              4.20   Representations as to Knowledge  . . . . . . . . . . .   30

ARTICLE V                                                                     30
       PRE-CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .   30
              5.1    Inspection of Properties and Books; Confidentiality  .   31
              5.2    Other Contracts  . . . . . . . . . . . . . . . . . . .   32
              5.3    Ongoing Operation  . . . . . . . . . . . . . . . . . .   32
              5.4    Indebtedness   . . . . . . . . . . . . . . . . . . . .   32
              5.5    Records  . . . . . . . . . . . . . . . . . . . . . . .   32
              5.6    Corporate Organization   . . . . . . . . . . . . . . .   32
              5.7    Distributions or Dividends   . . . . . . . . . . . . .   33
              5.8    Notice of Breach   . . . . . . . . . . . . . . . . . .   33
              5.9    Nondisclosure  . . . . . . . . . . . . . . . . . . . .   33
              5.10   Insurance  . . . . . . . . . . . . . . . . . . . . . .   33
              5.11   Preservation of Business   . . . . . . . . . . . . . .   33
              5.12   No Negotiations  . . . . . . . . . . . . . . . . . . .   34
              5.13   Best Efforts   . . . . . . . . . . . . . . . . . . . .   34
              5.14   Additional Disclosure  . . . . . . . . . . . . . . . .   34

                                                                            Page
                                                                            ----
ARTICLE VI                                                                    35
       POST-CLOSING COVENANTS   . . . . . . . . . . . . . . . . . . . . . .   35
              6.1    Further Assurances   . . . . . . . . . . . . . . . . .   35
              6.2    Litigation Support   . . . . . . . . . . . . . . . . .   35
              6.3    Tax Distributions to Partners  . . . . . . . . . . . .   35

ARTICLE VII                                                                   37
       CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . .   37
              7.1    Conditions Precedent to Obligations of the Targets   .   37
              7.2    Conditions Precedent to Obligations of the
                     Acquirors and the Parent   . . . . . . . . . . . . . .   40

ARTICLE VIII                                                                  43
       SURVIVAL OF REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . .   43

ARTICLE IX                                                                    43
       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .   43
              9.1    Indemnification  . . . . . . . . . . . . . . . . . . .   43
              9.2    Limitation of Liability  . . . . . . . . . . . . . . .   45
              9.3    Method of Asserting Claims   . . . . . . . . . . . . .   45
              9.4    Payment of Claim   . . . . . . . . . . . . . . . . . .   46
              9.5    Other Rights and Remedies  . . . . . . . . . . . . . .   47

ARTICLE X                                                                     47
       AMENDMENT, TERMINATION AND BREACH  . . . . . . . . . . . . . . . . .   47
              10.1   Amendment and Modification   . . . . . . . . . . . . .   47
              10.2   Termination and Abandonment  . . . . . . . . . . . . .   47

ARTICLE XI                                                                    48
       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
              11.1   Closing  . . . . . . . . . . . . . . . . . . . . . . .   48
              11.2   The Targets' Deliveries at Closing   . . . . . . . . .   48
              11.3   The Acquirors' Deliveries at Closing   . . . . . . . .   49

ARTICLE XII                                                                   50
       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
              12.1   Notice   . . . . . . . . . . . . . . . . . . . . . . .   51
              12.2   Entire and Sole Agreement  . . . . . . . . . . . . . .   51
              12.3   Successors and Assigns   . . . . . . . . . . . . . . .   52
              12.4   Expenses   . . . . . . . . . . . . . . . . . . . . . .   52
              12.5   Severability   . . . . . . . . . . . . . . . . . . . .   52
              12.6   Governing Law  . . . . . . . . . . . . . . . . . . . .   52
              12.7   Counterparts   . . . . . . . . . . . . . . . . . . . .   52
              12.8   Amendments   . . . . . . . . . . . . . . . . . . . . .   53

                                                                            Page
                                                                            ----
              12.9   No Third Party Beneficiary   . . . . . . . . . . . . . . 53
              12.10  Headings   . . . . . . . . . . . . . . . . . . . . . .   53
              12.11  Disputes   . . . . . . . . . . . . . . . . . . . . . .   53
              12.12  Delivery of Exhibits and Schedules   . . . . . . . . .   54

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION


       Agreement, dated October 3, 1997 (the "Agreement"), among SM Acquisition Company, a North Carolina corporation ("ACQ1"), J/B Acquisition Company, a North Carolina corporation ("ACQ2" and, collectively with ACQ1, "Acquirors"), Wheels Sports Group, Inc., a North Carolina corporation ("Parent"), Synergy Marketing, Inc., a Texas corporation ("SMI") and J/B Press Pass, Inc., a Delaware corporation ("J/B" and, collectively with SMI, "Targets").

       Victor H. Shaffer and Robert Bove ("SMI Seller") own all of the outstanding securities of SMI, which at the Closing will consist of 1,000 shares of common stock, $.01 par value (the "SMI Common Shares"). Peter T. Joseph, Ronald N. Beck and Neal K. Aronson (collectively, "J/B Seller" and, collectively with SMI Seller, "Sellers") own all of the outstanding securities of J/B, which at the Closing will consist of 1,000 shares of common stock, $.01 par value (the "J/B Common Shares"). The Targets are the partners of Press Pass Partners, a Delaware general partnership (the "Partnership"). The parties wish to provide for the merger of SMI with and into ACQ1 and the merger of J/B with and into ACQ2 on the terms and conditions of this Agreement. This Agreement constitutes a plan of reorganization within the meaning of Section 368 of the Code.

The parties, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

The following terms used in this Agreement shall, unless the context requires otherwise, have the meanings designated below:

       ACQ1 has the meaning given to it in the preamble.

       ACQ2 has the meaning given to it in the preamble.

       Acquirors has the meaning given to it in the preamble.

       Bove Agreement means the Employment Agreement to be entered into by and between Acquirors and Robert Bove in the form attached hereto as Exhibit 11.2(g)(ii).

       Cash Consideration has the meaning given to it in Article 2.6.

       Claim Notice has the meaning given to it in Article 9.3(a).

       Closing has the meaning given to it in Article 11.1.

       Closing Date has the meaning given to it in Article 11.1.

       Code means the Internal Revenue Code of 1986, as amended.

       Communication has the meaning given to it in Article 5.9.

       Constituent Corporations has the meaning given to it in Article 2.2.

       Damages means any and all damages, claims, deficiencies, losses and expenses, as further defined in Article 9.1.

       Effective Time has the meaning given to it in Article 2.3.

       ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

       Evaluation Material means the documents, financial statements, information and materials which shall be delivered in connection with the due diligence review conducted by the respective parties.

       Indemnified Party has the meaning given to it in Article 9.1.

       Indemnifying Party has the meaning given to it in Article 9.1.

       Intellectual Property has the meaning given to it in Article 3.15.

       J/B has the meaning given to it in the preamble.

       J/B Constituent Corporations has the meaning given to it in Article 2.2.

       J/B Common Shares has the meaning given to it in the preamble.

       J/B Merger has the meaning given to it in Article 2.1.

       J/B Seller has the meaning given to it in the preamble.

       J/B Surviving Corporation has the meaning given to it in Article 2.1.

       License Agreements means those agreements by and between the Partnership and various NASCAR drivers, NASCAR team owners, basketball players, football players and other persons pursuant to which the Partnership has the right to produce and sell trading cards and other collectibles or merchandise bearing the name, picture and/or autograph of such persons.

       Loss has the meaning given to it in Article 9.1.

       Mergers has the meaning given to it in Article 2.1.

       Mergers Consideration has the meaning given to it in Article 2.6.

       Note has the meaning given it in Article 2.6(b).

       Note Consideration has the meaning given to it in Article 2.6.

       Notice Period has the meaning given to it in Article 9.1.

       OSHA means the Occupational Safety and Health Act of 1970, as amended, and any regulations, rules or orders promulgated thereunder.

       Parent has the meaning given to it in the preamble.

       Parent Common Stock has the meaning given to it in Article 2.5.

       Parent Financial Statements has the meaning given to it in Article 4.11.

       Partners' 1997 Taxes has the meaning given to it in Article 6.3.

       Partnership has the meaning given to it in the preamble.

       Partnership Financial Statements has the meaning given to it in Article 3.19.

       Registration Rights Agreement means the Registration Rights Agreement to be entered into as of the Closing in the form attached hereto as Exhibit 11.3(b).

       Sellers has the meaning given to it in the preamble.

       Shaffer Agreement means the Employment Agreement to be entered into by and between Acquirors and Victor H. Shaffer in the form attached hereto as
Exhibit 11.2(g)(i).

       Share Consideration has the meaning given to it in Article 2.6.

       SMI has the meaning given to it in the preamble.

       SMI Constituent Corporations has the meaning given to it in Article 2.2.

       SMI Common Shares has the meaning given to it in the preamble.

       SMI Merger has the meaning given to it in Article 2.1.

       SMI Seller has the meaning given to it in the preamble.

       SMI Surviving Corporation has the meaning given to it in Article 2.1.

       Surviving Corporations has the meaning given to it in Article 2.1.

       Tax or Taxes has the meaning given to it in Article 3.25.

       Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II
                                  THE MERGERS

       2.1 THE MERGERS. At the Effective Time, in accordance with, and subject to the conditions set forth in, this Agreement:

              (a) SMI shall be merged with and into ACQ1 (the "SMI Merger"), the separate existence of SMI shall cease, and ACQ1 shall continue as the surviving corporation (sometimes referred to as the "SMI Surviving Corporation"); and

              (b) J/B shall be merged with and into ACQ2 (the "J/B Merger" and, collectively with the SMI Merger, "Mergers"), the separate existence of J/B shall cease, and ACQ2 shall continue as the surviving corporation (sometimes referred to as the "J/B Surviving Corporation" and, collectively with the SMI Surviving Corporation, the "Surviving Corporations").

       2.2 EFFECT OF THE MERGERS. When the Mergers have been effected, (i) the separate existence of SMI and ACQ1 shall cease and SMI Surviving Corporation shall succeed, without other transfer, to all of the rights, privileges, powers, immunities, purposes, franchises (both public and private) and property of each of SMI and ACQ1 (the "SMI Constituent Corporations") and shall be subject to all of the obligations and liabilities of the SMI Constituent Corporations in the same manner as if the SMI Surviving Corporation had itself incurred them, and (ii) the separate existence of J/B and ACQ2 shall cease and J/B Surviving Corporation shall succeed, without other transfer, to all of the rights, privileges, powers, immunities, purposes, franchises (both public and private) and property of each of J/B and ACQ2 (the "J/B Constituent Corporations" and, collectively with the SMI Constituent Corporations, the "Constituent Corporations") and shall be subject to all of the obligations and liabilities of the J/B Constituent Corporations in the same manner as if the J/B Surviving Corporation had itself incurred them. Any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be enforced as if the Mergers had not taken place. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be unimpaired.

       2.3 CONSUMMATION OF THE MERGERS. On the Closing Date, the parties will cause the Mergers to be consummated by delivering to the office of the Secretary of State of the States of Delaware and North Carolina (in the case of the J/B Merger) and the States of Delaware and Texas (in the case of the SMI Merger) certificates of merger and other documents in such form as is required by, and executed, acknowledged and accompanied by an officer's certificate of each of the Constituent Corporations in accordance with, the relevant provisions of the applicable state law (the time of the delivery for filing thereof is the "Effective Time").

       2.4 ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS . The Articles of Incorporation of SMI Surviving Corporation shall be the Articles of Incorporation of ACQ1 and the By-Laws of SMI Surviving Corporation shall be the By-Laws of ACQ1, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein. The directors of ACQ1 immediately prior to the Effective Time will be the directors of SMI Surviving Corporation, and the officers of ACQ1 immediately prior to the Effective Time will be the officers of SMI Surviving Corporation, in each case until their successors are elected and qualified. The Articles of Incorporation of J/B Surviving Corporation shall be the Articles of Incorporation of ACQ2 and the By-Laws of J/B Surviving Corporation shall be the By-Laws of ACQ2, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein. The directors of ACQ2 immediately prior to the Effective Time will be the directors of J/B Surviving Corporation, and the officers of ACQ2 immediately prior to the Effective Time will be the officers of J/B Surviving Corporation, in each case until their successors are elected and qualified.

       2.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Mergers and without any action on the part of the Targets, the Acquirors, the Surviving Corporations or any shareholder of the foregoing:

              (a) The securities of the Targets outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into and become a right to receive from the Surviving Corporations, cash, the Note and common stock, $.01 par value ("Parent Common Stock"), of the Parent, all as described in Section 2.6 herein (the "Mergers Consideration").

              (b) Each share of common stock, $1.00 par value, of ACQ1 issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $1.00 par value, of SMI Surviving Corporation.

              (c) Each share of common stock, $1.00 par value, of ACQ2 issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $1.00 par value, of J/B Surviving Corporation.

       2.6 MERGERS CONSIDERATION. At the Effective Time, the Sellers shall receive from the Surviving Corporations the aggregate consideration of $8,200,000 (the "Mergers Consideration"), without any interest thereon. The Mergers Consideration consists of three components: cash consideration, note consideration, and share consideration, as follows:

              (a) The aggregate cash consideration shall be $3,000,000 (the "Cash Consideration"), and shall be paid in full by the Surviving Corporations to Sellers at the Closing, in immediately available funds by wire transfers to such accounts of Sellers as Sellers shall give written notice to the Acquirors at least one business day prior to Closing.

              (b) The aggregate note consideration shall be $1,000,000 (the "Note Consideration"), evidenced by promissory notes (each a "Note" and collectively, the "Notes"), payable to each SMI Seller and J/B Seller, respectively, in the aggregate principal amount of $1,000,000.

              (c) The aggregate share consideration shall be 600,000 shares of Parent Common Stock, representing $4,200,000 worth of Parent Common Stock at an agreed value of $7.00 per share (the "Share Consideration").

              (d) The Cash Consideration, Note Consideration and Share Consideration shall each be allocated between SMI Seller and J/B Seller in the same proportions for each type of consideration as J/B may direct in writing prior to the Closing.

       2.7 NO ADJUSTMENTS. There shall be no adjustment (increase or decrease) in the Mergers Consideration by reason of any increase or decrease in the net assets, net worth, earnings or any other standard of value of the Targets. Nothing in this Section 2.7 shall limit either the representations and warranties of the Targets in this Agreement or any remedy available to the Targets or the Surviving Corporations with respect thereto.

       2.8 FEES. Article V notwithstanding, the Partnership may pay legal, accounting and brokerage fees incurred in connection with the transactions contemplated hereby in an amount not exceeding $400,000 as approved by SMI and J/B. The Cash Consideration shall be reduced by the amount of such payments.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF TARGETS

       The Targets represent and warrant as follows:

       3.1    ORGANIZATION AND QUALIFICATION OF THE TARGETS; NO OTHER BUSINESS.

              (a) SMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. SMI has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Copies of the Articles of Incorporation and Bylaws of SMI, which have been delivered to Acquirors and attached hereto as Exhibits 3.1(a)(i) and 3.1(a)(ii), are complete and correct, and SMI is not in default under or in violation of any provision of the Articles of Incorporation or Bylaws. SMI has not engaged in any business other than as a general partner of the Partnership and has no assets or liabilities other than its general partnership interest in the Partnership and liabilities arising from its status as a general partner of the Partnership.

              (b) J/B is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. J/B has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Copies of the Certificate of Incorporation and Bylaws of J/B, which have been delivered to Acquirors and attached hereto as Exhibits 3.1(b)(i) and 3.1(b)(ii), are complete and correct, and J/B is not in default under or in violation of any provision of the Certificate of Incorporation or Bylaws. J/B has not engaged in any business other than as a general partner of the Partnership and has no assets or liabilities other than its general partnership interest in the Partnership and liabilities arising from its status as a general partner of the Partnership.

       3.2 ORGANIZATION AND QUALIFICATION OF THE PARTNERSHIP. The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. The Partnership has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. A copy of the Partnership Agreement of the Partnership, which has been delivered to Acquirors and attached hereto as Exhibit 3.2, is complete and correct, and neither the Partnership nor the partners of the Partnership are in default under or in violation of any provision of the Partnership Agreement. The Partnership's minute book (containing the records of all meetings of the partners and any management committees of the Partnership), as delivered to Acquirors, is correct and complete.

       3.3 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Targets and this Agreement constitutes the valid and binding obligation of the Targets enforceable in accordance with its terms. Attached hereto as Exhibit 3.3 are Certificates which shall evidence the approval and authorization of this Agreement by the Board of Directors and shareholders of each Target.

       3.4 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement by the Targets does not, and consummation by the Targets of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to either Target or the Partnership, or (b) conflict with or result in a breach of any of the terms, conditions or provisions of the charter documents of either Target or the Partnership or, except as set forth in
Exhibit 3.4, of any agreement or instrument to which either Target or the Partnership is a party.

       3.5 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Exhibit 3.5, the Targets have not received any notice or information of any violation, probable violation or default by the Targets under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over the Targets' operations which could materially adversely affect the Targets' business, operations, financial condition, properties or assets, or the ability to consummate the transactions contemplated hereby.

       3.6 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of the Targets in this Agreement nor any other document or certificate furnished to Acquirors by or on behalf of the Targets in connection with this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

       3.7 CONSENTS AND APPROVALS. Except as set forth in Exhibit 3.7, the execution and delivery by the Targets of this Agreement, and the performance by the Targets of their obligations hereunder, do not require the Partnership to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, and (ii) those as to which the failure to obtain would have no material adverse effect on the transactions contemplated hereby. The Targets make no representation with regard to any requirement to file or register with a governmental body respecting federal or state securities laws by reason of the issuance of securities in the Mergers.

       3.8 SUBSIDIARIES. The Partnership does not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity.

       3.9 LITIGATION. Except as described in Exhibit 3.9 attached hereto, there are no actions, proceedings or investigations pending or, to the Targets' knowledge, threatened against the Targets or the Partnership before any court or administrative agency which could result in any material adverse change in the operations or financial condition of the Partnership other than as identified therein.

       3.10 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Targets directly with representatives of the Acquirors, without the intervention of any person in such manner as to give rise to any valid claim by any person against the Acquirors for a finder's fee, brokerage commission, or similar payment, except for a fee payable to Caleb Kramer, which shall be paid by Sellers. All rights of indemnity under Article IX hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

       3.11 OWNERSHIP. The Partnership is the owner, beneficially and of record, of all of the assets identified on Exhibit 3.11 hereto, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, except as otherwise described on Exhibit 3.11 hereto.

       3.12 LICENSE AGREEMENTS. Attached hereto as Exhibit 3.12 is a complete and accurate list of all persons with whom the Partnership has a License Agreement. Also stated on Exhibit 3.12 is the termination date of each License Agreement. Except as described on Exhibit 3.12, all such License Agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in default or materially impaired in any manner. The Partnership has not received any notices of default with respect to any License Agreement or, if such notice has been received, a copy of any such notice has been provided in writing to the Acquirors.

       3.13 INTELLECTUAL PROPERTY. Exhibit 3.13 to this Agreement is a schedule of all trade names, trademarks, service marks, copyrights, computer software (other than software generally available from commercial sources), source code and their registrations, owned by the Targets and the Partnership or in which the Targets and the Partnership have any right or license, or for which the Targets and the Partnership have made application, together with a brief description of each (hereinafter collectively the "Intellectual Property"). The Targets and the Partnership have not infringed, and by its use of its Intellectual Property, to the Targets' knowledge, is not now infringing on any United States or foreign trade name, trademark, service mark or copyright belonging to any other person, firm or corporation.

       3.14 SIGNIFICANT CUSTOMERS. Exhibit 3.14 to this Agreement sets forth a complete and accurate list of all customers or accounts of the Partnership which individually accounted for 5% or more of the Partnership's total revenues during (i) the year ended December 31, 1996 or (ii) the six months ended June 30, 1997. The Partnership has not received notice during the 30-day period immediately preceding the date hereof from any of these customers or accounts that such customer intends to cease doing business with the Partnership, or materially alter the amount of the business that they are presently doing with the Partnership in the near future.

       3.15 CONTRACTS. Except as set forth in Exhibit 3.15, the Partnership is not a party to, nor are the properties of the Partnership bound by, any contract, distributorship agreement, license agreement, agency agreement or output or requirements agreement, or any other agreement, indenture, mortgage, deed of trust, lease, security agreement, loan agreement or instrument which the Acquirors would succeed to and are material to the business of the Partnership.

       3.16 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Partnership owns no real property and has been at all times prior hereto, and presently is, to the Partnership's knowledge, in compliance in all material respects with all federal and state environmental statutes or laws concerning environmental protection and the use or disposal of hazardous substances.

       3.17 FINANCIAL STATEMENTS. The Targets have delivered to the Acquirors copies of the Partnership's balance sheet at December 31, 1996, 1995 and 1994 and the related statements of revenues and cash flows for the years then ended, all of which have been audited by Cheshier & Fuller, L.L.P., and the Partnership's unaudited balance sheet at June 30, 1997 and the unaudited statements of revenues and cash flows for the six months then ended (collectively, the "Partnership Financial Statements"). The Partnership Financial Statements are based upon the information contained in the books and records of the Partnership and fairly present the financial condition of the Partnership as at the respective dates thereof and results of operations for the periods referred to therein, all in accordance with generally accepted accounting principals consistently applied throughout the periods involved, except that the interim statements do not include notes and are subject to year-end and audit adjustments. The monthly unaudited financial statements generated by the Partnership from and after June 30, 1997 will be prepared on a basis consistent with the methods and procedures used to prepare the Partnership Financial Statements. If requested by the Acquirors, the Partnership will deliver such monthly unaudited financial statements to the Acquirors from and after the period ended June 30, 1997 within 30 days after the end of each month from the date hereof to Closing.

       3.18 ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES. The Partnership has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, or due or to become due of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles) except current liabilities incurred in the ordinary course of business or as otherwise set forth in the Partnership Financial Statements, the monthly unaudited financial statements which may be delivered pursuant to Article 3.17 or on Exhibit 3.18 attached hereto.

       3.19 NO MATERIAL ADVERSE CHANGES. Since June 30, 1997, and except as otherwise disclosed on Exhibit 3.19 hereto, (i) the Partnership has not made any distribution or payment of cash or other assets to its partners and (ii) there has been no change materially adverse to the Partnership in its assets, financial condition, gross profit, operating results, customer, employee or supplier relations or business condition.

       3.20 ABSENCE OF DEVELOPMENTS. From August 20, 1997 and until Closing, the Partnership has and will:

              (a) Conduct its business and operations only in the regular and ordinary course; maintain reasonable business insurance; commit no waste of its assets; not create or suffer to exist any material lien, charge or encumbrance on any asset or incur any indebtedness for borrowed money (other than in the ordinary course) which is secured by its assets; and will use its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;

              (b) Refrain from making capital expenditures or commitments for additions to the property, plant or equipment in an amount in excess of $25,000, except as otherwise have been approved in writing by the Acquirors;

              (c) Refrain from paying any form of compensation to its employees or consultants except for non-bonus compensation in accordance with compensation levels and practices which are in effect as of the date of this Agreement and except that the Partnership may pay special bonuses to employees not exceeding $100,000 in the aggregate in connection with the transactions contemplated by this Agreement;

              (d) Refrain from making any distribution or payment of cash or other assets to any partner of the Partnership; provided, however, that the Partnership may distribute cash to its partners in amounts and at such times as may be necessary for the partners or their respective shareholders to pay their state and federal income tax liabilities on income of the Partnership through the Closing Date. The amount of distributions for the payment of taxes made in accordance with this
       Article 3.20(d) shall be subject to post-closing adjustment in accordance with Article 6.3; and

              (e) Maintain title to, and refrain from making or permitting, any transfer, sale, pledge, lien or encumbrance on, or other disposition of assets of the Partnership.

       3.21 TITLE TO PROPERTIES. The Targets and the Partnership do not own any real property. The office lease to which the Partnership is a party, a true and complete copy of which is attached hereto as Exhibit 3.21, is in full force and effect, and the Partnership holds a valid and existing leasehold interest in such lease for the term set forth in such lease. Such lease shall not have been modified in any material respect except to the extent that such modifications are disclosed in writing delivered to the Acquirors. The Partnership is not in default, and no circumstances exist which, if unremedied would, either with or without notice or the passage of time or both, result in a default under such lease, nor is the Partnership in default under the lease. The tenant improvements and fixed assets which are necessary for the conduct of the Partnership's businesses are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business.

There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. The Partnership owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business.

       3.22   TAX MATTERS.

              (a) The Targets and the Partnership have filed all Tax Returns that they have been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Targets and the Partnership (whether or not shown on any Tax Return) have been paid or provision for the payment of Taxes that have or may have become due pursuant to those Tax Returns has been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principals) have been provided. To Targets' knowledge no claim has ever been made by an authority in a jurisdiction where the Targets or the Partnership do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the assets of the Targets or the Partnership that arose in connection with any failure (or alleged failure) to pay any Taxes.

              (b) The Targets and the Partnership have withheld and paid or made provision for the payment of all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

              (c) To Targets' knowledge, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Targets or the Partnership. To Targets' knowledge, there is no dispute or claim concerning any liability for Taxes of the Targets or the Partnership claimed or raised by any authority in writing. The Targets and the Partnership have delivered to the Acquirors correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Targets or the Partnership since January 1, 1993.

       3.23 TAX NOTICES. Except as set forth on Exhibit 3.23 hereto, no deficiency for any Taxes has been proposed, asserted or assessed against the Targets or the Partnership by the appropriate tax authorities that has not been resolved and paid in full. Except as set forth on Exhibit 3.23 hereto, no waiver, extension or comparable consent has been given by the Targets or the Partnership regarding the application of the statute of limitations with respect to any Taxes outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 3.23 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any Taxes, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Targets or the Partnership by any taxing authority regarding any such Tax audit or other proceeding or, to the knowledge of the Targets, is any such Tax audit or other proceeding threatened with regard to any Taxes. To Targets' knowledge, there are no claims or disputes concerning the Partnership's liability for Taxes which would exceed the estimated reserves established on the Partnership's books and records. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign.

       3.24 EMPLOYEES. Except as described on Exhibit 3.24, (a) to Targets' knowledge, no executive employee of the Partnership and no group of the Partnership's employees has any plan or intention to terminate his, her or its employment following the Closing; (b) the Partnership has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) the Partnership has no known material labor relations problem pending and believes that its labor relations are satisfactory; (d) there are no workmen's compensation, sexual harassment, discrimination or claims pending against the Partnership nor is the Partnership aware of any facts that would give rise to such claims; (e) to the Targets' knowledge, no employee of the Partnership is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Partnership; and (f) to Targets' knowledge, no employee or former employee of the Partnership has any claim with respect to any intellectual property rights of the Partnership.

       3.25   EMPLOYEE BENEFIT PLANS.

              (a) Except as described on Exhibit 3.25, with respect to all employees and former employees of the Partnership and all dependents and beneficiaries of such employees and former employees, (i) the Partnership does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements,
       (ii) the Partnership does not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or
       Section 414(i) of the Code, (iii) Partnership does not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) the Partnership does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

              (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans, as defined in Section 3(3) of ERISA, which the Partnership does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

              (c) The Partnership does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. The Partnership has no actual or potential liabilities under
       Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Partnership has no actual or potential liability to provide death or medical benefits after separation from employment, other than health care continuation benefits described in
       Section 4980B of the Code.

       3.26 GIFTS. Neither the Partnership nor any of its partners, employees or agents has made or agreed to make improper or illegal gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder the Partnership in connection with any actual or proposed business transaction.

       3.27 EMPLOYEE HEALTH AND SAFETY. The Partnership has not violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety except where such violation or liability would not have a material adverse effect on the business or financial condition of the Partnership.

       3.28 REPRESENTATIONS CONCERNING THE SHARE CONSIDERATION. The Targets make the following representations and warranties with respect to the Share
Consideration:

              (a) Parent Common Stock is being acquired for the account of each Seller for investment purposes only, not for the account of any other person and not with a view to distribution, assignment or resale to any person other than the shareholders of each Seller. The Sellers will not sell, hypothecate or otherwise transfer such Parent Common Stock unless (i) such Parent Common Stock is registered under the Securities Act of 1933, as amended ("Act"), and registered or qualified for sale under applicable state securities laws, or (ii) the Parent has received a written opinion of counsel (which opinion is satisfactory to the Parent) that an exemption from the registration or qualification requirements of the Act is available.

              (b) The Targets understand and agree that certificates representing such Parent Common Stock will contain the following restrictive legend:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

              (c) Each of the Sellers has received and has carefully reviewed the representations made by the Acquirors and the Parent in this Agreement and all Exhibits and documents delivered by the Acquirors and the Parent to Sellers hereunder. All documents and information which the Sellers have requested have been delivered by the Acquirors and the Parent. The Sellers have been afforded the opportunity to discuss the current and proposed future business operations of the Acquirors and the Parent with the officers and other representatives of the Acquirors and the Parent. In evaluating the suitability of an investment in the Parent Common Stock, the Sellers have not relied upon any representations or other information from the Acquirors or the Parent or any person acting on behalf other than set forth in this Agreement or delivered to Sellers in accordance with the terms of this Agreement. The Sellers have carefully considered and have, to the extent they believe appropriate, obtained the advice of their legal, tax, accounting and financial advisors concerning the suitability of an investment in the Parent Common Stock and have determined that the Parent Common Stock is a suitable investment.

       3.29 REPRESENTATIONS AS TO KNOWLEDGE. The representations and warranties contained in this Article III which are made to the "knowledge" of a specified person are required to be made in good faith.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF ACQUIRORS AND PARENT

        Acquirors and the Parent represent and warrant as follows:

       4.1 ORGANIZATION AND QUALIFICATION OF THE ACQUIRORS AND THE PARENT. Each of the Acquirors and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified and authorized to do business and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. Each of the Acquirors and the Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Copies of the Articles of Incorporation and Bylaws of each of the Acquirors and the Parent, which have been delivered to Sellers and attached hereto as Exhibit 4.1(a), are complete and correct, and each of the Acquirors and the Parent is not in default under or in violation of any provision of the Articles of Incorporation or Bylaws. Each of the Acquirors' and the Parent's minute books (containing the records of all meetings of the shareholders, Board of Directors and any management committees), as delivered to Sellers, are correct and complete.

       4.2 AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of the Acquirors and the Parent and this Agreement constitutes the valid and binding obligation of each of the Acquirors and the Parent enforceable in accordance with its terms. Attached hereto as Exhibit
4.2 is a Certificate which shall evidence the approval and authorization of this Agreement by the Board of Directors and Shareholders of each of the Acquirors and the Parent.

       4.3 NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement by each of the Acquirors and the Parent does not, and consummation by each of the Acquirors and the Parent of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to each of the Acquirors and the Parent, or (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of each of the Acquirors and the Parent or of any agreement or instrument to which any of the Acquirors or the Parent is a party.

       4.4 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Exhibit 4.4, each of the Acquirors and the Parent has not received any notice or information of any violation, probable violation or default by any of the Acquirors or the Parent under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over any of the Acquirors' or the Parent's operations which could materially adversely affect the Acquirors' or Parent's business, operations, financial condition, properties or assets, or the ability to consummate the transactions contemplated hereby.

       4.5 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of any Acquiror or Parent in this Agreement nor any other document or certificate furnished to Sellers by or on behalf of each of the Acquirors and the Parent in connection with this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

       4.6 CONSENTS AND APPROVALS. The execution and delivery by each of the Acquirors and the Parent of this Agreement, and the performance by each of the Acquirors and the Parent of its obligations hereunder, does not require each of the Acquirors and the Parent to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, and (ii) those as to which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

       4.7 SUBSIDIARIES. Except as set forth in Exhibit 4.7 attached hereto, the Acquirors do not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity.

       4.8 LITIGATION. Except as described in Exhibit 4.8 attached hereto, there are no actions, proceedings or investigations pending or threatened against the Acquirors or the Parent before any court or administrative agency which could result in any material adverse change in the operations or financial condition of the Acquirors or the Parent other than as identified therein.

       4.9 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Acquirors directly with representatives of Sellers, without the intervention of any person in such manner as to give rise to any valid claim by any person against Sellers for a finder's fee, brokerage commission, or similar payment. All rights of indemnity under Article IX hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

       4.10 FINANCIAL STATEMENTS AND PERIODIC REPORTS. The Acquirors have delivered to Sellers copies of the following documents: definitive Prospectus of Parent dated April 16, 1997; Quarterly Reports of Parent on Form 10-QSB for each of the quarters ended March 31, 1997 and June 30, 1997; and Current Report of Parent on Form 8-K filed with the Securities and Exchange Commission on or about July 14, 1997 (the Prospectus, Quarterly Report and the Current Report collectively, the "SEC Reports") The SEC Reports comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and do not contain a material misstatement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The consolidated financial statements of the Parent contained in the SEC Reports are referred to herein as the "Parent Financial Statements". The Parent Financial Statements are based upon the information contained in the books and records of the Parent and fairly present the consolidated financial condition of the Parent as at the dates thereof and results of operations for the periods referred to therein, all in accordance with generally accepted accounting principals consistently applied throughout the periods involved.
The unaudited monthly consolidated financial statements generated by the Parent from and after June 30, 1997 will be prepared on a basis consistent with the methods and procedures used to prepare the Parent Financial Statements. If requested by Sellers, Acquirors or the Parent will deliver such unaudited monthly consolidated financial statements to Sellers from and after the period ended June 30, 1997 within 30 days after the end of each month from the date hereof to Closing.

       4.11 ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES. Acquirors and the Parent have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principals, or due or to become due) except current liabilities incurred in the ordinary course of business or as otherwise set forth in the SEC Reports, the Parent Financial Statements, the unaudited monthly consolidated financial statements which may be delivered pursuant to Article 4.10 or on Exhibit 4.11 attached hereto.

       4.12 NO MATERIAL ADVERSE CHANGES. Since June 30, 1997, there has been no change materially adverse to Acquirors or the Parent in their assets, financial condition, gross profit operating results, customer, employee or supplier relations, business condition or prospects, except as otherwise disclosed on Exhibit 4.12 hereto.

       4.13 ABSENCE OF DEVELOPMENTS. From August 20, 1997 and until Closing, and except as otherwise required or contemplated by the proposed transactions of Acquirors and the Parent as set forth on Exhibit 5.3 attached hereto, Acquirors and the Parent have and will conduct their business and operations only in the regular and ordinary course; maintain reasonable business insurance; commit no waste of assets; not dispose or otherwise change the nature of any assets except to the extent that cash or accounts receivable are increased; not create or suffer to exist any material lien, charge or encumbrance on any asset or incur any indebtedness for borrowed money (other than in the ordinary course) which is secured by its assets; and will use its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others.

       4.14   TAX MATTERS.

              (a) Acquirors and the Parent have filed all Tax Returns that they have been required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Acquirors and the Parent (whether or not shown on any Tax Return) have been paid or provision for the payment of Taxes that have or may have become due pursuant to those Tax Returns has been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principals) have been provided. Neither Acquirors nor the Parent is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Acquirors or the Parent do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the assets of the Acquirors or the Parent that arose in connection with any failure (or alleged failure) to pay any Taxes.

              (b) The Acquirors and the Parent have withheld and paid or made provision for the payment of all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

              (c) There is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Acquirors or the Parent. There is no dispute or claim concerning any liability for Taxes of the Acquirors or the Parent claimed or raised by any authority in writing.

              (d) No stock of either Acquirors will be issued in the Mergers.

              (e) Parent is and will be, through the time of the Mergers, in control of Acquirors within the meaning of Section 368(c) of the Code.

              (f) Parent has no plan or intention to cause either Acquiror after the Mergers to issue additional shares of the stock or either Acquiror that would result in Parent losing control of either Acquiror within the meaning of Section 368(c) of the Code.

              (g) Parent has no plan or intention to reacquire any of its stock issued in the Mergers.

              (h) Acquirors were formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Parent is the direct owner of all of the outstanding stock of each Acquiror. Parent has no plan or intention after the Mergers to liquidate either Acquiror; to merge either Acquiror into another corporation; to make any extraordinary distribution in respect of its stock in either Acquiror; to sell or otherwise dispose of the stock of either Acquiror; or to cause either Acquiror to sell or otherwise dispose of any of the assets of the Targets acquired in the Mergers, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Code.

              (i) As of the Effective Date, there will be no options, warrants or other rights, agreements, arrangements, or commitments to which either Acquiror is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, either Acquiror or obligating either Acquiror to grant, issue, or sell any shares of the capital stock of, or other equity interests in, either Acquiror, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of either Acquiror to repurchase, redeem or otherwise acquire any shares of the capital stock of either Acquiror.

              (j) As of the date hereof and the Effective Date, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Acquirors have not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

              (k) Immediately after the Mergers, Parent intends to cause each Acquiror to continue the historic business of Targets or use a significant portion of the historic business assets of Targets in a business.

              (l) Neither Acquirors nor Parent is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

       4.15 TAX NOTICES. Except as set forth on Exhibit 4.15 attached hereto, no deficiency for any Taxes has been proposed, asserted or assessed against Acquirors or the Parent that has not been resolved and paid in full.
No waiver, extension or comparable consent has been given by Acquirors or the Parent regarding the application of the statute of limitations with respect to any Taxes outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 4.15 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any Taxes, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Acquirors or the Parent by any taxing authority regarding any such Tax audit or other proceeding or, to the best knowledge of Acquirors or the Parent, is any such Tax audit or other proceeding threatened with regard to any Taxes. Acquirors and the Parent do not expect the assessment of any additional Taxes and are not aware of any unresolved questions, claims or disputes concerning the liability for Taxes which would exceed the estimated reserves established for on their respective books and records.

       4.16   EMPLOYEES.  Except as described on Exhibit 4.16 attached hereto,
(a) to the Acquirors' and the Parent's knowledge, no executive employee of the Acquirors or the Parent and no group of the Acquirors' or the Parent's employees has any plan or intention to terminate his, her or its employment following the Closing; (b) the Acquirors and the Parent have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) the Acquirors and the Parent have no known material labor relations problem pending and believes that their labor relations are satisfactory; (d) there are no workmen's compensation, sexual harassment, discrimination or claims pending against the Acquirors or the Parent nor are the Acquirors and the Parent aware of any facts that would give rise to such claims; (e) to the Acquirors' and the Parent's knowledge, no employee of the Acquirors or the Parent is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Acquirors or the Parent; and (f) to the Acquirors' and the Parent's knowledge, no employee or former employee of the Acquirors or the Parent has any claim with respect to any intellectual property rights of the Acquirors or the Parent.

       4.17   EMPLOYEE BENEFIT PLANS.

              (a) Except as described on Exhibit 4.17, with respect to all employees and former employees of the Acquirors and the Parent and all dependents and beneficiaries of such employees and former employees, (i) the Acquirors and the Parent do not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) the Acquirors and the Parent do not maintain or contribute to any qualified defined contribution plans as defined in
       Section 3(34) of ERISA or Section 414(i) of the Code, (iii) the Acquirors and the Parent do not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) the Acquirors and the Parent do not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

              (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans, as defined in Section 3(3) of ERISA, which the Acquirors and the Parent do maintain or to which they contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in
       Section 406 of ERISA or Section 4975 of the Code.

              (c) The Acquirors and the Parent do not contribute (and have not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. The Acquirors and the Parent have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Acquirors and the Parent have no actual or potential liability to provide death or medical benefits after separation from employment, other than health care continuation benefits described in Section 4980B of the Code.

       4.18 GIFTS. None of Acquirors, the Parent or any of their officers, directors, employees or agents has made or agreed to make improper or illegal gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder Purchaser in connection with any actual or proposed business transaction.

       4.19 EMPLOYEE HEALTH AND SAFETY. The Acquirors and the Parent have not violated and have no liability, and have not received a notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

       4.20 REPRESENTATIONS AS TO KNOWLEDGE. The representations and warranties contained in this Article IV which are made to the "knowledge" of a specified person are required to be made in good faith.

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

       Each party hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Article V, except to the extent the other party may otherwise consent in writing.

       5.1 INSPECTION OF PROPERTIES AND BOOKS; CONFIDENTIALITY. Each party shall assist any individual or individuals designated by the other party with reasonable prior notice to visit or inspect any property, at reasonable times acceptable to both parties, including books of accounts and records, to make extracts or copies of such books and records and to discuss its affairs, finances and accounts, and shall use its best efforts to obtain access to its accountants' work papers. As a condition to the Closing, the parties acknowledge and agree that each party shall furnish to the other Evaluation Material which shall be used in connection with a due diligence review. The parties agree that they shall treat the Evaluation Material confidentially, and shall not disclose to any party, except as otherwise set forth herein, the Evaluation Material or any information set forth therein; provided, however, that each party is authorized to disclose the Evaluation Material to its investment banker, lawyers and accountants. Each party shall instruct its officers, directors, partners, employees, agents or representatives of the confidential nature of the Evaluation Material and shall be responsible for insuring that the Evaluation Material is kept confidential by such persons. In the event the Closing is not consummated, all Evaluation Material shall be returned to the respective party, within ten days of a request therefor, with the understanding that the receiving party shall retain no copies of the Evaluation Material and shall not disclose to any other person the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with either party, (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws, or (iv) information which a party may be compelled to disclose by judicial or administrative process or other requirements of law.

       5.2 OTHER CONTRACTS. Except in the ordinary course of business, neither party shall enter into or become subject to any agreement, transaction, or commitment which would restrict or in any way impair the obligation or ability of such party to comply with all of the material terms of this Agreement.

       5.3 ONGOING OPERATION. Except for certain transactions proposed to be entered into by the Acquirors and the Parent, as set forth on Exhibit 5.3 attached hereto, each party shall carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in accordance in all material respects with all applicable laws, rules and regulations and such party's past custom and industry practice.

       5.4 INDEBTEDNESS. Except as may be contemplated in connection with the transactions identified on Exhibit 5.3, the parties will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness related or connected with, or secured by, its assets, except in the ordinary course of its business. Sellers will not sell, pledge, encumber or otherwise subject the assets of the Targets to any claim or indebtedness without the Acquirors' prior written consent.

       5.5 RECORDS. Each party shall maintain its books, accounts and records in the usual, regular and ordinary manner.

       5.6 CORPORATE ORGANIZATION. Parent will not amend its Articles of Incorporation or Bylaws or otherwise alter its corporate existence or powers. ACQ1 will not amend its Articles of Incorporation or Bylaws or otherwise alter its corporate existence or powers. ACQ2 will not amend its Articles of Incorporation or Bylaws or otherwise alter its corporate existence or powers. SMI will not amend its Articles of Incorporation or Bylaws or otherwise alter its corporate existence in any manner which would impair its ability to complete all of the transactions contemplated hereby. J/B will not amend its Certificate of Incorporation or Bylaws or otherwise alter its corporate existence in any manner which would impair its ability to complete all of the transactions contemplated hereby.
The Partnership will not amend its Partnership Agreement or otherwise alter its existence in any manner which would impair its ability to complete all of the transactions contemplated hereby.

       5.7    DISTRIBUTIONS OR DIVIDENDS.  Except as may be permitted by
Article 3.20(d), the Parent, Acquirors and the Partnership will not declare or pay any dividend, distribution or payment to their partners or shareholders, as the case may be, or repurchase any shares of their capital stock or their partnership interests, without the prior written consent of the other party.

       5.8 NOTICE OF BREACH. Each party, in the event of and promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of such party contained herein, shall give prompt notice in writing of such event or threatened event to the other party and use commercially reasonable efforts to promptly remedy such breach or threatened breach.

       5.9 NONDISCLOSURE. The parties agree that the contents and timing of any publicity release, public notice filing or any other communication (a "Communication"), whether written or oral, identifying this proposed transaction shall be agreed upon in advance by the parties.

       5.10 INSURANCE. The parties shall not cancel or terminate their current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

       5.11 PRESERVATION OF BUSINESS. Each party and its respective officers, directors, partners and employees shall (i) use commercially reasonable efforts to preserve intact such party's business organization and goodwill, keep available the services of its key officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and others with whom it has business relationships, and (ii) promptly notify the other party of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to its business, operations or financial condition or its ability to consummate the transactions contemplated by this Agreement.

       5.12 NO NEGOTIATIONS. Neither the Sellers nor any of their employees or agents shall cause the Targets or the Partnership to, directly or indirectly, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its employees) relating to any recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, the Targets or the Partnership, or any similar transaction or business combination involving the Targets or the Partnership, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing.

       5.13 BEST EFFORTS. Each party agrees to use commercially reasonable efforts to satisfy its respective requirements and conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Neither party will take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue.

       5.14 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, each party promptly upon the occurrence thereof, will advise the other party of each event subsequent to the date hereof which would have had to be disclosed on their respective schedules or exhibits to this Agreement had it occurred prior to the date hereof.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

       The parties agree as follows with respect to the period following the Closing.

       6.1 FURTHER ASSURANCES. In case at any time within 12 months after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

       6.2 LITIGATION SUPPORT. In the event and for so long as any party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim or demand in connection with
(a) any transaction contemplated by this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Targets or the Partnership, the other party (to the extent it was actively involved in or has documents pertaining to the matter at issue) will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably requested in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX).

       6.3 TAX DISTRIBUTIONS TO PARTNERS. The parties contemplate that, in accordance with Articles 3.20(d) and 5.7, the Partnership shall make certain cash distributions to the Targets and the

Targets shall make distributions to their shareholders in an amount equal to the assumed state and federal income tax liabilities of the Targets and their shareholders on income of the Partnership which is earned from January 1, 1997 through the Closing Date (such liabilities are referred to as the "Partners' 1997 Taxes"). Such distributions shall be subject to post-closing adjustment as follows:

              (a) As soon as practicable following the Closing Date, the Sellers shall prepare and deliver to the Surviving Corporations a final written calculation of the Partners' 1997 Taxes (the "Sellers Calculation") based on the highest marginal rates applicable to income of that type for an individual who is a citizen and resident of the United States and a resident of the City and State of New York and, in the case of Targets' income, franchise tax at the highest marginal rate applicable to corporations incorporated in and doing business in the
       State of Texas.   Within ten (10) days of its receipt of the Sellers
       Calculation, each of the Surviving Corporations shall notify Sellers that it either accepts and agrees with the Sellers Calculation, in which case the Sellers Calculation shall be final for purposes of this Article 6.3, or that it disagrees with the Sellers Calculation. In the event each of the Surviving Corporations disagrees with the Sellers Calculation, then the parties shall submit relevant accounting and tax records to Coopers & Lybrand (the "Tax Accountants"). The Tax Accountants shall promptly perform their own calculation of the Partners' 1997 Taxes (the "Accountants' Calculation") on the basis set forth in the first sentence of this paragraph. A copy of the Accountants' Calculation shall be delivered to the parties and shall be final for purposes of this Article 6.3.

              (b) In the event the final calculation of Partners' 1997 Taxes is greater than total distributions actually made by the Partnership to its partners during 1997 (excluding any such distributions in respect of a prior year), then the Parent shall pay to Sellers an amount equal to such difference. In the event the final calculation of Partners' 1997 Taxes is less than total distributions actually made by the Partnership to its partners during 1997 (excluding distributions made in respect of a prior year), then the Sellers shall pay to the Surviving Corporations an amount equal to such difference. Any payment required pursuant to this Article 6.3(b) shall be made to or by the Sellers in proportion to the distributions received by them during 1997 (excluding distributions made in respect of a prior year) within twenty (20) days of the parties' receipt of the Sellers Calculation or, if applicable, the Accountants' Calculation.

              (c) Any tax liabilities which result from the transactions contemplated by this Agreement shall not be considered in calculating Partners' 1997 Taxes.

              (d) SMI Seller shall prepare and cause to be filed any SMI Tax Return required to be filed as of or for periods ending on or before the Closing Date. J/B Seller shall prepare and cause to be filed any J/B Tax Return required to be filed as of or for periods ending on or before the Closing Date. The Sellers shall prepare and cause to be filed any Partnership Tax Return required to be filed as of or for periods ending on or before the Closing Date. The Tax Returns shall be prepared on a basis consistent with prior Tax Returns for such entities. The Acquirors and the Parent shall take all such actions as the Sellers may reasonably request in order to expedite or facilitate the filing of such Tax Returns, including, but not limited to signing such Tax Returns (to the extent necessary) and making the books and records of the Targets, Partnership and Surviving Corporations available to the Sellers.

                                  ARTICLE VII
                        CONDITIONS PRECEDENT TO CLOSING


       7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGETS. The obligations of the Targets to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by the Targets in writing in the manner provided in Paragraph 7.1(d) hereof):

              (a) Representations and Warranties of the Acquirors and the Parent; Performance by the Acquirors and the Parent. (i) The representations and warranties of the Acquirors and the Parent set forth in Article VI hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) the Acquirors and the Parent shall have performed all obligations and complied with all covenants required to be performed or to be complied with by the Acquirors and the Parent under this Agreement prior to or at the Closing Date including the delivery of all documents required at the Closing; and (iii) Sellers shall have received a certificate dated the Closing and signed by the President of each Acquiror and the Parent to the effect that the representations and warranties made by each Acquiror and the Parent in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date), which certificate shall be in the form of Exhibit 7.1(a).

              (b) Action. All action necessary to authorize the Mergers and the execution, delivery and performance of this Agreement by each Acquiror and the Parent and the consummation of the transactions contemplated hereby shall have been duly and validly taken by each Acquiror and the Parent. Each Acquiror and the Parent shall have furnished Sellers with copies of all consents or resolutions adopted or executed by each Acquiror and the Parent in connection with such actions, certified by the Secretary of each Acquiror and the Parent.

              (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement, the Mergers or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits or Schedules, or otherwise contemplated hereby, (iii) seeking relief against the Acquirors or the Parent under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

              (d) Waiver of Conditions Precedent. Sellers may waive any or all of the conditions precedent set forth in this Article VIII, either prospectively or retroactively, by giving written notice of such waiver to the Acquirors and the Parent. No waiver of any condition precedent pursuant to this paragraph 7.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

              (e) Opinion of Counsel. Sellers shall have received from counsel to the Acquirors and the Parent, an opinion dated the Closing, in the form of Exhibit 7.1(e).

              (f) Miscellaneous. No party shall have initiated action seeking monetary damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.

              (g)    Mergers.

                     (i) All appropriate steps shall have been taken by the parties hereto such that upon the filing of the documents described in Section 2.3, the Mergers shall be properly consummated in accordance with applicable state law.

                     (ii) The Mergers Consideration shall concurrently be paid and distributed to Sellers in accordance with Section 2.6.

              (h) Consents. Messrs. Jeff Gordon and Dale Earnhardt shall have consented, to the extent required under their License Agreements with the Partnership, to the Mergers.

              (i) Other Documents. The form and substance of the Registration Rights Agreement and the Notes shall be satisfactory to Sellers.

       7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRORS AND THE PARENT. The obligation of the Acquirors and the Parent to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by the Acquirors and the Parent in writing in the manner provided in paragraph 7.2(f) hereof):

              (a) Representations and Warranties of the Targets; Performance by the Targets. (i) The representations and warranties of the Targets set forth in Article III hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) the Targets shall have performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing; and (iii) the Acquirors shall have received a certificate dated as of the Closing and signed by the President of each Target to the effect that the representations and warranties made by such Target in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date) in the form attached as
       Exhibit 7.2(a).

              (b)     Action.      All action necessary to authorize the
       Mergers and the execution, delivery and performance of this Agreement by the Targets and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Targets. Each Target shall have furnished Acquirors with copies of all consents or resolutions adopted or executed by such Target in connection with such actions, certified by the Secretary of such Target.

              (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement, the Mergers or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits or Schedules, or otherwise contemplated hereby, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

              (d) No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate has a material adverse effect on the business, operations, financial condition or properties of the Targets or the Partnership.

              (e) Litigation. There shall be no actions, proceedings or investigations pending or threatened against the Targets or their officers or directors before any court, any administrative agency or administrative officer or executive, which could result in any material adverse change in the business, operations, financial condition or properties of the Targets or the Partnership.

              (f) Waiver of Conditions Precedent. The Acquirors may waive any or all of the conditions precedent set forth in this Article 8.2, either prospectively or retroactively, by giving written notice of such waiver to the Targets. No waiver of any condition precedent pursuant to this paragraph 7.2(f) shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

              (g) Opinion of Counsel. The Acquirors shall have received from counsel to the Targets and the Partnership an opinion dated the Closing, in the form of Exhibit 7.2(g).

              (h)    Financing.  (Deleted)

              (i) Miscellaneous. No party shall have initiated action seeking monetary damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.

              (j) Mergers. All appropriate steps have been taken by the parties hereto such that upon the filing of the documents described in
       Section 2.3, the Mergers shall be properly consummated in accordance with applicable state law.

              (k) Consents. Messrs. Jeff Gordon and Dale Earnhardt shall have consented, to the extent required under their License Agreements with the Partnership, to the Mergers.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       The representations and warranties made by the respective parties in this Agreement or in a certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of one year. All representations and warranties made herein or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, notwithstanding any investigation heretofore or hereinafter made by or on behalf of the parties prior to the Closing, provided, however, that no legal remedy, at law or in equity, for indemnification or otherwise shall be available with respect to any loss, liability, or breach of agreement or warranty or misrepresentation if the party alleging such loss, liability, breach, or misrepresentation had actual knowledge of the existence, nature and extent thereof on the Closing and, despite such knowledge, proceeded with the Closing without objection.



                                   ARTICLE IX
                                INDEMNIFICATION

       9.1 INDEMNIFICATION. Subject to the provisions of Article VIII and this Article IX, Sellers agree to indemnify in respect of, and hold the Surviving Corporations and the Surviving Corporations' officers, directors, shareholders, employees and agents harmless against, any and all damages, claims, deficiencies, losses, and expenses to the extent not reimbursed by applicable insurance (collectively "Damages") resulting from (i) any material misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Targets made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentation, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to the Acquirors or the Parent and waived in writing by the Acquirors or the Parent as of the Closing. Subject to the provisions of Article VIII and this Article IX, the Acquirors and the Parent agree to indemnify in respect of, and hold Sellers and their employees, officers, directors shareholders and agents harmless against, any and all Damages resulting from (i) any material misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Acquirors or the Parent made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentation, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to the Targets and waived in writing by the Targets as of the Closing. The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss". The liability of the respective Sellers hereunder shall be several and in proportion to the amount of Mergers Consideration received by each Seller. The aggregate liability of each Seller hereunder shall be limited to the amount of Mergers Consideration received by such Seller. In the case of a material misrepresentation or breach of warranty in Section 3.1, only those Sellers who are shareholders of the Target to which such material misrepresentation or breach of warranty relates shall have liability with respect thereto and, as among them, such liability shall be several and in proportion to the amount of Mergers Consideration received with respect to shares of such Target.

       9.2 LIMITATION OF LIABILITY. Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this Article IX exceeds in the aggregate the sum of $100,000 and then only to the extent of such excess.

       9.3 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

              (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within thirty (30) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said thirty (30) day period. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

              (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved by arbitration as provided in Article 12.11.

       9.4 PAYMENT OF CLAIM. Upon the determination of the liability of an Indemnifying Party reached in accordance with Article 9.1, 9.2 and 9.3, as the case may be, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of such liability. In the case of a Seller as an Indemnifying

Party, any such liability may be satisfied, at the option of such Seller, in cash, Notes Consideration (valued at principal plus interest) or Share Consideration (valued at $7.00 per share), or a combination thereof, provided that the amount paid in Notes Consideration and Share Consideration may not exceed 12.2% and 51.22%, respectively, of the aggregate amount of such liability.

       9.5 OTHER RIGHTS AND REMEDIES. The indemnification rights of the parties under this Article IX shall be the exclusive remedies for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto and each of the parties hereby waives any right it may have (whether at law, in equity or otherwise) to any other remedy, except that nothing herein shall limit any right to obtain specific performance or other equitable remedy with respect to any covenant in this Agreement to be performed after the Closing.



                                   ARTICLE X
                       AMENDMENT, TERMINATION AND BREACH

       10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by an instrument in writing, executed after the date hereof, making specific reference to this Article and to each Article and paragraph hereof to which such amendment, modification or supplement applies, which document shall be signed by an authorized officer or partner of each party.

       10.2 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned without liability on the part of any party to any other party:

              (a) At any time before the Closing Date, by written agreement of the Acquirors, the Parent and the Sellers;

              (b) Commencing five days prior to Closing and until the Closing, by the Acquirors and the Parent, if any of the conditions provided for in Section 7.2 of this Agreement have not been met and if satisfaction of any of the conditions is or becomes impossible and has not been waived by the Acquirors and the Parent in writing; or

              (c) Commencing five days prior to Closing and until the Closing, by the Targets, if any of the conditions of Section 7.1 of this Agreement have not been met and if satisfaction of any of the conditions is or becomes impossible and has not been waived by the Targets in writing; and

       In the event of the termination and abandonment of this Agreement by any party in the manner expressly permitted by this Article X, written notice shall forthwith be given to the other party, and each party shall be solely responsible to pay its own expenses incident to the negotiation and preparation of this Agreement and the transactions contemplated hereunder (except as may otherwise be provided herein). In the event this Agreement is terminated pursuant to this Article X, Articles 5.1 (only as to confidentiality), 12.4,
12.6 and 12.11 shall survive termination.

                                   ARTICLE XI
                                    CLOSING

       11.1 CLOSING. The closing of this Agreement (the "Closing") shall take place at the offices of Wheels Sports Group at 10:00 A.M. on or before November 28, 1997 (the "Closing Date"), unless a later time and date is mutually agreed upon by the parties hereto. The Acquirors shall have the right to extend the Closing through December 31, 1997 upon the payment of $100,000 to Targets on or before November 28, 1997.

       11.2 THE TARGETS' DELIVERIES AT CLOSING. At the Closing, Targets shall deliver or cause to be delivered the following to the Acquirors all of which shall be reasonably satisfactory in form and substance to the Acquirors and its counsel:

              (a) Opinion of Counsel. An opinion from Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Targets and the Partnership, dated the Closing Date, in the form of Exhibit 7.2(g).

              (b) Resolutions. Certified copy of resolutions of the Board of Directors and shareholders of each Target authorizing the execution and delivery of this Agreement, the Mergers and the other transactions contemplated under this Agreement.

              (c) Employment Agreements. The Shaffer Agreement and Bove Agreement executed by Victor Shaffer and Robert Bove, respectively, in the forms attached hereto as Exhibits 11.2(g)(i) and 11.2(g)(ii).

              (d) Delivery of Corporate and Business Records. All corporate and business records which may reasonably be expected to be necessary or relevant to the Surviving Corporations after the Closing.

              (e)    Officers' Certificates in the forms described in Article
       7.2 of this Agreement.

              (f) Other Documents. Such other documents, instruments, certificates and agreements, as the Acquirors and their counsel may reasonably request.

       11.3 THE ACQUIRORS' DELIVERIES AT CLOSING. At the Closing, the Acquirors shall deliver or cause to be delivered the following to Sellers all of which shall be in a form reasonably acceptable to Sellers and their counsel:

              (a) Mergers Consideration. The Mergers Consideration referred to in Article 2.6, consisting of the Cash Consideration, Note Consideration and Share Consideration.

              (b) The Registration Rights Agreement in the form attached hereto as Exhibit 11.3(b).

              (c) Opinion of Counsel. An opinion from Berliner Zisser Walter & Gallegos, P.C., counsel to the Acquirors and the Parent, dated the Closing Date, in the form of Exhibit 7.1(e).

              (d) Resolutions. Certified copy of resolutions of the Board of Directors and Shareholders of each of the Acquirors and the Parent authorizing the execution and delivery of this Agreement, Notes and Registration Rights Agreement, the Mergers, and the other transactions contemplated hereby.

              (e)    Officers' Certificates in the forms described in Article
       7.1 of this Agreement.

              (f) Employment Agreements. The Shaffer Agreement and Bove Agreement, in each case executed by the Surviving Corporations.

              (g) Other Documents. Such other documents, instruments, certificates and agreements including without limitation, if assumed, the assumption of the lease, as the Targets and their counsel may reasonably request.

                                  ARTICLE XII
                                 MISCELLANEOUS

       12.1 NOTICE. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

       If to the Acquirors, the
        Parent or the Surviving
        Corporations:              Howard L. Correll, Jr., President
                                   Wheels Sports Group, Inc.
                                   1368 Salisbury Road
                                   Mocksville, North Carolina  27028

       With a copy to:             Robert W. Walter, Esq.
                                   Berliner Zisser Walter
                                    & Gallegos, P.C.
                                   1700 Lincoln Street, Suite 4700
                                   Denver, Colorado  80203-4547

       If to the Targets, the
        Partnership or Sellers:    Victor H. Shaffer
                                   Press Pass Partners
                                   14800 Quorum Drive, Suite 420
                                   Dallas, Texas 75240

       With a copy to:             Joel I. Greenberg, Esq.
                                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                   425 Park Avenue
                                   New York, New York 10022
or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

       12.2 ENTIRE AND SOLE AGREEMENT. This Agreement, including all Exhibits and schedules hereto (which by this reference shall incorporate herein all such Exhibits and schedules as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

       12.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.

       12.4 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder except as otherwise provided herein.

       12.5 SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

       12.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to conflicts of laws principles.

       12.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

       12.8 AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing in accordance with paragraph 11.1 hereof.

       12.9 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

       12.10 HEADINGS. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

       12.11 DISPUTES. In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Washington, D.C. in accordance with the rules and procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding, as well as all costs and expenses (including reasonable attorney's and expert witness fees) to enter judgment upon or enforce any such award including all appellate proceedings.

       12.12 DELIVERY OF EXHIBITS AND SCHEDULES. All Exhibits and schedules to be delivered by either of the parties hereto upon execution of this Agreement which are not so delivered shall be delivered to the other party not later than 20 days from the date of the execution of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.





                                          ACQUIRORS:


                                          SM ACQUISITION COMPANY


                                          By:   /s/ Howard L. Correll
                                             ----------------------------------
                                             Howard L. Correll, President


                                          J/B ACQUISITION COMPANY


                                          By:   /s/ Howard L. Correll
                                             ----------------------------------
                                             Howard L. Correll, President


                                          PARENT:


                                          WHEELS SPORTS GROUP, INC.


                                          By:  /s/ Howard L. Correll
                                             ----------------------------------
                                               Howard L. Correll, Chairman and
                                               President

                                         TARGETS:

                                         SYNERGY MARKETING, INC.



                                         By:   /s/ Victor H. Shaffer
                                             ---------------------------


                                               J/B PRESS PASS, INC.


                                         By:   /s/ Ronald N. Beck
                                             ---------------------------


                                         SELLERS:

                                         The Sellers hereby agree to be
                                         bound only for purposes of
                                         Article 3.28 and Article IX.


                                           /s/ Victor H. Shaffer
                                         -------------------------------
                                         SMI Seller


                                           /s/ Robert Bove
                                         -------------------------------
                                         SMI Seller


                                           /s/ Ronald N. Beck
                                         -------------------------------
                                         J/B Seller

                                                  SELLERS:

                                                  The Sellers hereby agree to be
                                                  bound only for purposes of
                                                  Article 3.28 and Article IX.



                                                    /s/ Peter T. Joseph
                                                  ------------------------------
                                                  J/B Seller
                                                  Peter T. Joseph


                                                    /s/ Neal Aronson
                                                  ------------------------------
                                                  J/B Seller
                                                  Neal Aronson

                              TABLE OF ATTACHMENTS





       EXHIBIT                            DESCRIPTION
       -------         ---------------------------------------------
       3.1(a)(i)       Articles of Incorporation of SMI
       3.1(a)(ii)      Bylaws of SMI
       3.1(b)(i)       Certificate of Incorporation of J/B
       3.1(b)(ii)      Bylaws of J/B
       3.2             Partnership Agreement of Partnership
       3.3             Approval Certificates of Targets
       3.4             Conflicting Agreements of Targets
       3.5             Noncompliance with Applicable Law by Targets
       3.7             Consents and Approvals of Targets
       3.9             Litigation of Targets
       3.11            Assets of Partnership
       3.12            License Agreements of Partnership
       3.13            Intellectual Property of Targets and Partnership
       3.14            Significant Customers of Partnership
       3.15            Contracts of Partnership
       3.18            Liabilities not on Financial Statements of Partnership
       3.19            Material Adverse Changes to Partnership
       3.21            Leases of Partnership
       3.23            Tax Notices of Targets and Partnership
       3.24            Employment Matters of Partnership
       3.25            Employee Benefit Plans of Partnership
       4.1(a)          Articles of Incorporation and Bylaws of each Acquiror
                       and Parent
       4.2             Approval Certificates of Acquirors and Parent
       4.4             Noncompliance with Applicable Law by Acquirors and
                       Parent
       4.7             Subsidiaries of Acquirors and Parent
       4.8             Litigation of Acquirors and Parent
       4.11            Liabilities Not on Financial Statements of Acquirors and
                       Parent
       4.12            Material Adverse Changes to Acquirors and Parent
       4.13            Absence of Developments
       4.15            Tax Notices of Acquirors and Parent
       4.16            Employment Matters of Acquirors and Parent
       4.17            Employee Benefit Plans of Acquirors and Parent
       5.3             Proposed Transactions of Acquirors and Parent
       7.1(a)          Form of Certificate of Acquirors and Parent
       7.1(e)          Opinion of Counsel of Acquirors and Parent
       7.2(a)          Form of Certificate of Targets
       7.2(g)          Opinion of Counsel of Targets and Partnership
       11.2(g)(i)      Employment Agreement for Victor H. Shaffer
       11.2(g)(ii)     Employment Agreement for Robert Bove
       11.3(b)         Registration Rights Agreement